UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 1, 2015
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 regarding the Protective Amendment (as defined below) is incorporated into this Item 3.03 by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 5, 2015, Digirad Corporation (the “Company” or “Digirad) filed a Certificate of Amendment of the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to amend the Restated Certificate of Incorporation to include a protective amendment designed to protect the tax benefits of the Company’s net operating loss carryforwards (the “Protective Amendment”). The Protective Amendment was approved by the Company’s stockholders at the Annual Meeting held on May 1, 2015, as described in more detail below.
The Protective Amendment restricts certain transfers of the Company’s common stock in order to protect the tax benefits of the Company’s net operating loss carryforwards. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the Company’s common stock that increase the direct or indirect ownership of the Company’s common stock by any Person (as defined in the Protective Amendment) from less than 4.99% to 4.99% or more of the Company’s common stock, or increase the percentage of the Company’s common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of the Company’s common stock. Further, any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee. The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Protective Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 5.07     Submission of Matters to a Vote of Security Holders.
On May 1, 2015, the Company delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the Company’s 2015 Annual Meeting of Stockholders. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on March 27, 2015.
Proposal 1: Election of Directors
According to the final tabulation of voting results, each of the following six director nominees were elected to serve as the Company's directors until our next Annual Meeting of Stockholders and until his successor has been duly elected and qualified: Jeffrey E. Eberwein, Matthew G. Molchan, John M. Climaco, Charles M. Gillman, John W. Sayward and Michael A. Cunnion. These nominees represented the Company's Board of Directors' entire slate of nominees.
The final voting results from the 2015 Annual Meeting are provided below.

Board of Director Nominees
Name	Votes For	Votes Withheld
Jeffrey E. Eberwein	12,180,544	181,682
Matthew G. Molchan	12,182,976	179,250
John M. Climaco	11,700,137	662,089
Charles M. Gillman	11,699,447	662,779
John W. Sayward	12,183,476	178,750
Michael A. Cunnion	12,180,401	181,825
Proposal 2: Ratification of Appointment of Independent Auditors
According to the final tabulation of voting results, the stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year. There were no broker non-votes for Proposal 2.

Votes For	Votes Against	Abstentions
15,867,180	184,406	18,754

Proposal 3: Advisory (Non-Binding) Stockholder Approval of Named Executive Officer Compensation
According to the final tabulation of voting results, the stockholders approved (on a non-binding advisory basis) the Company's named executive officer compensation.

Votes For	Votes Against	Abstentions
11,329,533	999,812	32,881
Proposal 4: Approval of Protective Amendment to the Company's Restated Certificate of Incorporation
According to the final tabulation of voting results, the stockholders approved the Protective Amendment to the Company's Restated Certification of Incorporation designed to protect the tax benefits of the Company’s net operating loss carryforwards.

Votes For	Votes Against	Abstentions
12,296,250	63,562	2,414
For Proposals 1, 3, and 4, broker non-votes amounted to 3,708,114.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:
3.1     Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation.